SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8--K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 30, 2001

SAKS INCORPORATED.
(Exact name of registrant as specified in its charter)

TENNESSEE (State or other jurisdiction of incorporation)	1-13113 (Commission File Number)	62-0331040 (IRS Employer Identification No.)
750 Lakeshore Parkway Birmingham, Alabama (Address of principal executive offices)	35211 (Zip Code)

Registrant's telephone number, including area code: (205) 940-4000

Item 5.     Other Events.

            On August 30, 2001, Saks Incorporated announced that it intends to make an exchange offer relating to the $450,040,000 outstanding principal amount of its 7-1/4% and 7% Notes due 2004. Pursuant to General Instruction F to Form 8-K, the August 30, 2001 Press Release is incorporated herein by reference and is attached hereto as Exhibit 99.

            The Company's capital expenditures for the six months ended August 4, 2001 were $123,768,000.

Item 7.     Financial Statements and Exhibits.

              (c)     Exhibits.

                       The following exhibits are filed as a part of this report:

Exhibit Number	Description
99	Press release dated August 30, 2001 re: Saks Incorporated Reports its intent to make an exchange offer relating to the $450,040,000 outstanding principal balance of its 7-1/4% and 7% Notes due 2004.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: August 30, 2001	/s/ Douglas E. Coltharp
Douglas E. Coltharp Executive Vice President and Chief Financial Officer